UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2016

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (800) 483-3220	23-2990190

1-1910	BALTIMORE GAS AND ELECTRICITY COMPANY (an Maryland corporation) 2 Center Plaza 110 West Fayette Street Baltimore, Maryland 21201-3708 (410) 234-5000	36-0938600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.06.  Material Impairments

Section 8—Other Events

Item 8.01 Other Events

In August 2010, the Public Service Commission of Maryland (MDPSC) approved a comprehensive smart grid initiative for Baltimore Gas and Electric Company (BGE) that included the planned installation of 2 million residential and commercial electric and gas smart meters at an expected total cost of $480 million of which $200 million was funded by the U.S. Department of Energy’s Smart Grid Investment Grant Program. The MDPSC’s approval ordered BGE to defer the associated incremental costs, net depreciation and amortization, and an appropriate return, in a regulatory asset until such time as a cost-effective advanced metering infrastructure (AMI) system is implemented. As part of BGE’s 2015 electric and gas distribution rate case filed with MDPSC on November 6, 2015, BGE provided evidence to demonstrate the cost effectiveness of its AMI system and sought recovery of the associated costs.

On June 3, 2016, the MDPSC issued a final rate order in BGE’s 2015 electric and gas distribution rate case, granting an $89.5 million rate increase. While the MDPSC found compelling evidence and concluded that BGE’s AMI system overall is cost beneficial to its customers, the final rate order contained several cost disallowances and adjustments that will preclude BGE from recovering through future electric and gas rates the full amount of the costs that it has incurred and invested in its AMI system. As a result, in June 2016 BGE expects to record a charge to earnings for the impairment of certain regulatory assets and other long-lived assets reflecting the impacts of the AMI system cost disallowances and adjustments. BGE currently estimates the amount of the non-cash impairment charge to range from $85 million to $95 million (pre-tax). BGE does not anticipate that any amounts of the impairment charge will result in any future cash expenditures. In addition, the MDPSC did not allow BGE to recover or defer $30 million in annual costs associated with Baltimore City conduit fees. BGE is analyzing the impact of the MDPSC rate decision and is reviewing its options.

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Cautionary Statements Regarding Forward-Looking Information

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon and BGE (Registrant) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23; (2) Pepco Holdings, Inc.’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 16; (3) Exelon’s First Quarter 2016 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 18 and (4) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. The Registrants do not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jonathan W. Thayer
Jonathan W. Thayer
Senior Executive Vice President and Chief Financial Officer
Exelon Corporation

BALTIMORE GAS AND ELECTRIC COMPANY

/s/ David M. Vahos
David M. Vahos
Senior Vice President, Chief Financial Officer, and Treasurer
Baltimore Gas and Electric Company

June 9, 2016